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                                                                      EXHIBIT 22

VANGUARD CELLULAR SYTEMS, INC.

                           SUBSIDIARIES OF REGISTRANT

The following is a complete and correct list of all Subsidiaries as of February 1, 1996:

  Altoona CellTelCo

  Atlantic Cellular Telephone Corp.

  Binghamton Cellular Telephone Corp.

  Binghamton CellTelCo

  Cellular Directory Corporation

  Eastern North Carolina Cellular Joint Venture

  Harrisburg Cellular Telephone Company

* Jacksonville Cellular Communications, Inc.

* Jacksonville Cellular Partnership

* Jacksonville Cellular Telephone Corp.

  Orange County Cellular Telephone Corp.

  PA-10 East Partnership

  Pennsylvania Cellular Telephone Corp.

  Piscataqua Cellular Telephone Corp.

  PLMRS Narrowband Corp.

  State College CellTelCo

  Teleflex Information Systems, Inc.

  Vanguard Binghamton, Inc.

  Vanguard Cellular Corp.

  Vanguard Cellular Holding Corp.

  Vanguard Cellular Operating Corp.

  Vanguard Cellular Services, Inc.

  Vanguard Cellular Systems of South Carolina, Inc.

  Vanguard Communications, Inc.

  Vanguard India, Inc.

  Warren & Lewis, Ltd.

  West Virginia Cellular Telephone Corp.

  Western Florida Cellular Telephone Corp.

  Williamsport Cellular Telephone Company

* Wilmington Cellular Communications, Inc.

* Wilmington Cellular Partnership

* Wilmington Cellular Telephone Corp.

* Direct or indirect 50% ownership or control through a joint venture.
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